Exhibit 13

                                   AT&T Corp.
                              295 North Maple Ave.
                             Basking Ridge, NJ 07920


                                                           April 7, 1999


Cox Communications, Inc.
Cox @Home, Inc.
1400 Lake Hearn Drive, NE
Atlanta, GA 30319

At Home Corporation
425 Broadway Street
Redwood City, CA 94063


                  Re: At Home Corporation Master Distribution Agreement Term Sheet dated May 15, 1997 (the "MDA")


Gentlemen:

1. Capitalized terms used but not defined herein shall have the meanings set forth in the MDA.

2. In consideration of the agreement of AT&T Corp. ("AT&T") and Tele-Communications, Inc. ("TCI" and together with AT&T, the "AT&T Parties") in paragraph 3 below, and subject to approval of a Fifth Amended and Restated Certificate of Incorporation (the "Fifth Certificate") of At Home Corporation ("@Home") in the form attached hereto as Exhibit A, each of Cox Communications, Inc. ("Cox") and Cox @Home, Inc. ("Cox @Home," and collectively with Cox, the "Cox Parties") agrees that it will not, and it will not permit any other member of the Cox Stockholder Group or any of their respective Affiliates to, exercise directly or indirectly any right to terminate any of the Cable Parent Exclusivity Provisions pursuant to
     Section 8 of the MDA as a result of any Performance Default on the First Determination Date or any right to deliver any notice with respect thereto or take or propose to take any action in furtherance of, or with the effect of, the foregoing. For the avoidance of doubt, nothing herein shall be deemed to preclude any Cox Party from exercising any right it may have to terminate the Cable Parent Exclusivity Provisions in the event that there is a Performance Default on any Subsequent Determination Date.

3. Subject to paragraph 4, in the event that on May 31, 2000, the aggregate number of Residential Subscribers of the AT&T Parties and their respective Affiliates (the "AT&T Subs") is fewer than 277,000, AT&T will deliver to Cox a number of shares of Series A Common Stock, $.01 par value, of @Home ("Series A Common Stock") equal to the product of (a) 10 and (b) the excess, if any, of 277,000 over the aggregate number of AT&T Subs determined as of such date. Such requirement to deliver shares of Series A Common Stock shall be appropriately adjusted for any stock splits or combinations, stock dividends, recapitalizations or business combinations occurring after the date hereof. On or prior to June 30, 2000, AT&T shall deliver to each of @Home and Cox a certificate setting forth the aggregate number of AT&T Subs as of May 31, 2000, accompanied by a description in reasonable detail of the basis for such calculation. Within 10 business days after delivery of such certificate, @Home shall confirm such number of AT&T Subs as of May 31, 2000. In the event that any shares are required to be delivered to Cox pursuant to this paragraph, AT&T shall deliver such shares within 15 business days following @Home's confirmation of the aggregate number of AT&T Subs as of May 31, 2000. In the event of any disagreement with respect to such number of AT&T Subs, AT&T shall deliver to Cox such number of shares, if any, as to which there is no dispute, and within 15 business days @Home, in consultation with AT&T and Cox, shall resolve the disagreement as to the number of AT&T Subs as of May 31, 2000. In the absence of manifest error, @Home's resolution shall be final and binding on the parties and, within 10 business days thereafter, AT&T shall deliver to Cox any additional shares that may be deliverable hereunder based on the final determination of the number of AT&T Subs as of May 31, 2000. All shares delivered hereunder shall be delivered free and clear of any liens and encumbrances, except as may arise by virtue of the Cox Parties being parties to the Stockholders Agreement, as amended, or under federal or state securities laws.

4. Notwithstanding paragraph 3, AT&T shall not be required to deliver any shares of Series A Common Stock to Cox to the extent that the failure of the aggregate number of AT&T Subs to equal at least 277,000 on May 31, 2000 results from (a) any problems or failures in, or damages to, the network or other infrastructure of @Home and its Affiliates (other than AT&T and its non-@Home Affiliates), (b) interruptions in service or any other problems or failures relating to the delivery of the @Home Services to the Point of Demarcation or attributable to software provided by @Home, or (c) @Home's failure to meet its current performance metrics.

5. In the event the Fifth Certificate shall not have been approved by the board and stockholders of @Home and become effective on or before July 21, 1999, either AT&T or Cox may terminate this Agreement (unless the Fifth Certificate shall have become effective prior to such termination), in which case this Agreement will be of no further force and effect and the MDA will remain in effect as it existed prior to the date of this Agreement, as if this Agreement had never been executed. For the avoidance of doubt, in the event of such termination, the Cox Parties will be entitled to exercise such rights as they may have pursuant to Section 8 of the MDA, within the time periods set forth therein, as a result of any Performance Default on the First Determination Date. In addition, in the event of such termination, the Fifth Certificate will be abandoned and will not be filed with the Delaware Secretary of State or become effective.

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6.   Each party hereto hereby makes the following representations, warranties and covenants to each of the other parties hereto:

     (a) Such party has the legal right and requisite power and authority to make and enter into this Agreement and to perform its obligations hereunder and to comply with the provisions hereof. The execution, delivery and performance of this Agreement by such party has been duly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by such party and constitutes the valid and binding obligation of such party enforceable against it in accordance with its terms.

     (b) The execution, delivery and performance of this Agreement by such party, and the compliance by such party with the provisions hereof, do not and will not (with or without notice or lapse of time, or both) conflict with, or result in any violation of, or default under, or give rise to any right of termination, cancellation or acceleration of any obligation or the lessening of a material benefit under, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such party or any of its properties or assets (excluding in the case of the AT&T Parties and the Cox Parties, the properties or assets of @Home and its Subsidiaries), other than any such conflicts, violations, defaults, or other effects which, individually or in the aggregate, do not and will not prevent, restrict or impede such party's performance of its obligations under and compliance with the provisions of this Agreement. If such party is an entity or association, the execution, delivery and performance of this Agreement by such party does not and will not contravene the charter, bylaws or other organizational documents of such party.

     (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental or regulatory authority or any other Person (other than any of the foregoing which have been obtained and, at the date in question, are then in effect) is required under existing laws as a condition to the execution, delivery or performance of this Agreement by such party.

     (d) Each member of such party's Stockholder Group and each Ultimate Parent and any Controlled Affiliate thereof, in each case which owns securities of the Company, is a signatory hereto.

7. Each party hereto agrees not to issue any press releases or otherwise make any public statements with respect to the matters contemplated hereby without the prior consent of the other party, provided however that any party may make any such disclosure if required by law, provided further however that if any such disclosure makes direct or indirect reference to any other party hereto or any of its Affiliates, the disclosing party shall, if practicable, consult with such other party prior to making such disclosure.

8. Except as otherwise expressly provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto other than by operation of law in connection with a merger or similar business combination involving such party and except that each of the Cox Parties and the AT&T Parties may assign their rights hereunder to their respective Affiliates; provided that no such assignment shall relieve any party of its obligations hereunder. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

9. Nothing in this Agreement, whether express or implied, shall be construed to give any Person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement.

10. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of law rules of such State.

11. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

12. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

13. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or otherwise afforded to any party, shall be cumulative and not alternative.

14. Except as otherwise provided in this Agreement, this Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect to the subject matter hereof.

15. Without intending to limit the remedies available to any of the parties hereto, each of the parties hereto acknowledges and agrees that a breach by such party of any provision of this Agreement will cause the other parties hereto irreparable injury for which an adequate remedy at law is not available. Therefore, the parties hereto agree that in the event of any such breach each such party shall be entitled to an injunction, restraining order or other form of equitable relief from any court of competent jurisdiction restraining any other party hereto from committing any breach or threatened breach of, or otherwise specifically to enforce, any such provision of this Agreement, in addition to any other remedies that such parties may have at law or in equity.

16. Any amendment to this Agreement must be in writing and must be signed by each of the parties hereto; provided however any amendment to paragraph 3 or paragraph 4 hereof will be effective if a written amendment thereto is executed and delivered by each of Cox and AT&T.

17. If the foregoing correctly sets forth your understanding, please so indicate by signing below. Upon execution and delivery by all of the undersigned, this Agreement shall become a legal and binding agreement among the parties hereto.


                                                  AT&T Corp.


                                                  By: /s/
                                                     --------------------------


                                                  Tele-Communications, Inc.


                                                  By: /s/
                                                     --------------------------

Agreed and Accepted as of the date hereof:

Cox Communications, Inc.


By: /s/
   ----------------------

Cox @Home, Inc.


By:  /s/
   ----------------------

At Home Corporation


By:  /s/
   ----------------------


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